Exhibit 99.1

Contact:
Mary Coleman	Kelly Sullivan / Taylor Ingraham
Savient Pharmaceuticals, Inc.	Joele Frank, Wilkinson Brimmer Katcher
information@savient.com	ksullivan@joelefrank.com / tingraham@joelefrank.com
(732) 418-9300	(212) 355-4449

SAVIENT PHARMACEUTICALS ANNOUNCES CEO APPOINTMENT AND REORGANIZATION PLAN TO DRIVE LONG-TERM GROWTH

Louis Ferrari to Become President & Chief Executive Officer

EAST BRUNSWICK, N.J. – July 9, 2012 – Savient Pharmaceuticals, Inc. (Nasdaq: SVNT) today announced that the Company’s Board of Directors has appointed Louis Ferrari, Executive Vice President, President North American Commercial Operations, to the role of President and Chief Executive Officer, effective immediately. Mr. Ferrari succeeds Savient’s Interim Chief Executive Officer, David Y. Norton, who will continue serving as a member of the Savient Board of Directors. Mr. Ferrari will also serve as a member of Savient’s Board of Directors.

“Lou has more than 30 years of leadership experience in the pharmaceutical industry and has been an invaluable member of our senior management team,” said Stephen O. Jaeger, Chairman of the Savient Board of Directors. “Since joining Savient, Lou has played a key role in the ongoing rollout of KRYSTEXXA®, development of our strategies for global growth and is currently spearheading the company’s efforts to address the challenges that have been faced in the marketplace to date. Given Lou’s deep commercial experience and familiarity with the Company and KRYSTEXXA, I am confident he is the right person to lead Savient as we look to execute on our new initiatives and work to further advance the commercialization of KRYSTEXXA.”

Mr. Ferrari said, “I am honored to be given the opportunity to take on the role of President and CEO of Savient during this critical time in the company’s history. Over the past several months, my colleagues and I have been working closely with the Board to develop a plan to better position the Company for future growth. To date, we have gained a strong understanding of the KRYSTEXXA and RCG marketplace and I am confident that we will be able to execute on our plan to deliver sustainable results and drive long-term value for our shareholders.”

Savient also announced a reorganization plan to better align its operations and budget which includes organizational changes designed to improve its operational efficiencies while ensuring continued focus on the commercialization of KRYSTEXXA and the advancement of its clinical expansion programs. As part of the initiative, the company expects to eliminate approximately 35% of its work force across the company, including current vacancies, which will be effective as of September 10, 2012. In particular, Savient noted that its field force will be restructured to consist of 35 key account managers and three regional business directors. Savient does not expect that service levels to patients, doctors or other customers will be impacted by this reduction.

The initiatives presented as part of the plan are expected to generate approximately $56 million in annual operating expense savings by 2013 as compared to the Company’s actual annualized first quarter 2012 operating expenses, with approximately $6.5 million of these operating expense savings to be realized in 2012. Additionally, Savient expects to recognize approximately $4.7 million in restructuring and employee severance charges associated with these initiatives, including $3.6 million during 2012. Savings from these actions will support the company’s future growth strategies. Also, as a result of the implementation of the Company’s reorganization plan Savient will be examining its inventory obsolescence and purchase commitment liabilities and will report on any potential adjustment charges as part of its second quarter 2012 financial report.

“Savient takes great pride in its strong and committed employee base. On behalf of the entire Board and management team, we sincerely regret having to make the difficult decision to reduce our workforce and want to thank the affected employees for their contributions,” continued Mr. Jaeger. “However, given the current environment, these actions are necessary to align Savient’s costs with the market to best position the Company going forward.”

About Louis Ferrari

Mr. Ferrari joined Savient in February 2011. He has over 30 years of experience in the pharmaceutical industry, including expertise in product launches, new product development, international marketing, sales management, sales training, licensing and acquisitions and clinical trials. Mr. Ferrari previously held the position of Executive Vice President, President North American Commercial Operations at Savient. Prior to joining Savient, Mr. Ferrari had a long career of increasing responsibility at Johnson and Johnson, where he most recently served as Vice President of Oncology and Nephrology, Sales and Marketing. In that position, he was responsible for sales of Procrit and Doxil and the impending launch of Abiraterone for Chemotherapy Resistant Metastatic Prostate Cancer. Mr. Ferrari served on the Management Board for both Ortho Biotech and Centocor Ortho Biotech from 2004 to 2011. He earned his Bachelor of Science in Pharmacy from the Brooklyn College of Pharmacy and a Masters of Business Administration from Adelphi University.

ABOUT SAVIENT PHARMACEUTICALS, INC.

Savient Pharmaceuticals, Inc. is a specialty biopharmaceutical company focused on developing and commercializing KRYSTEXXA® (pegloticase) for the treatment of chronic gout in adult patients refractory to conventional therapy. Savient has exclusively licensed worldwide rights to the technology related to KRYSTEXXA and its uses from Duke University (“Duke”) and Mountain View Pharmaceuticals, Inc. (“MVP”). Duke developed the recombinant uricase enzyme and MVP developed the PEGylation technology used in the manufacture of KRYSTEXXA. MVP and Duke have been granted U.S. and foreign patents disclosing and claiming the licensed technology and, in addition, Savient owns or co-owns U.S. and foreign patents and patent applications, which collectively form a broad portfolio of patents covering the composition, manufacture and methods of use and administration of KRYSTEXXA. Savient also manufactures and supplies Oxandrin® (oxandrolone tablets, USP) CIII in the U.S. For more information, please visit the Company’s website at www.savient.com.

FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included in this press release are forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These risks, trends and uncertainties are in some instances beyond our control. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and other similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, any statements regarding the safety and efficacy of KRYSTEXXA®, the potential to expand the clinical utility of KRYSTEXXA, status of our KRYSTEXXA marketing efforts in the US and additional plans related thereto both in the US and ex-US, market demand and reimbursement for KRYSTEXXA, our view of the refractory chronic gout (RCG) market size in the US and ex-US, and our market expansion plans including our MAA filing before the EMA are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on our assessment and interpretation of the currently available data and information, current expectations, assumptions, estimates and projections about our business and the biopharmaceutical and specialty pharmaceutical industries in which we operate. Important factors that may affect our ability to achieve the matters addressed in these forward-looking statements include, but are not limited to, developments that may arise in the litigation with Tang Capital; our ability to commercialize KRYSTEXXA; the risk that the market for KRYSTEXXA is smaller than we have anticipated; our ability to retain the personnel; our reliance on third parties to manufacture KRYSTEXXA; competition from existing therapies and therapies that are currently under development, including therapies that are significantly less expensive than KRYSTEXXA; our ability to gain market acceptance for KRYSTEXXA among physicians, patients, health care payers and others in the medical community; whether we are able to obtain financing, if needed; economic, political and other risks associated with foreign operations; risks of maintaining protection for our intellectual property; risks of an adverse determination in intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical industry and other important factors and other important factors set forth more fully in our reports filed with the Securities and Exchange Commission, to which investors are referred for further information. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements, which speak only as of the date of publication of this press release. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not have a policy of updating or revising forward-looking statements and, except as required by law, assume no obligation to update any forward-looking statements.

###

SVNT-G